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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated July 24, 1998 and October 21, 1998 relating to the combined financial statements and the pro forma combined statement of income, respectively, of Conoco, which appear in the Company's prospectus dated October 21, 1998 as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933.


PRICEWATERHOUSECOOPERS LLP

Houston, Texas
October 21, 1998